Exhibit 99.1 Utz Appoints William J. Kelley Jr. as Chief Financial Officer Chief Customer Officer to Retire; Utz Appoints Jeremy Stuart Reaffirms Fiscal Year 2025 Outlook and Announces Preliminary First Quarter 2025 Results HANOVER, Pa. – April 17, 2025 (BUSINESS WIRE) – Utz Brands, Inc. (NYSE: UTZ) (“Utz” or the “Company”), a leading U.S. manufacturer of branded salty snacks, today announced the appointment of William J. Kelley Jr. (Bill) as Executive Vice President, Chief Financial Officer and Principal Accounting Officer, effective May 1, 2025. He will succeed Ajay Kataria, who will step down as Executive Vice President, Chief Financial Officer and Principal Accounting Officer on May 1, 2025. Mr. Kelley most recently served as Global Chief Financial Officer at Tropicana Brands Group, Inc. Upon joining Utz on May 1, 2025, he will work closely with Mr. Kataria to help ensure a seamless transition through May 31, 2025. Mr. Kelley will report to Howard Friedman, Chief Executive Officer of Utz. “Bill brings deep financial expertise and operational experience across some of the most respected names in food and beverage. We are excited to welcome him to Utz as we continue executing on our long-term growth strategy,” said Howard Friedman, Chief Executive Officer of Utz. “I want to extend our gratitude to Ajay for his leadership and impact over the past eight years, the last four as CFO — his contributions were many, including as part of our public listing in 2020, multiple acquisitions and integrations, as well as a major ERP installation; all were instrumental in building our financial foundation. We wish Ajay all the best.” Commenting on his appointment, Mr. Kelley said, “I have long admired the Utz brand and the tremendous momentum it has captured behind its geographic expansion. I’m thrilled to be joining the team at such an exciting time and look forward to partnering with Howard and the broader leadership team to drive continued growth and value for shareholders.” “I am incredibly proud of all we have accomplished during my time at Utz,” said Mr. Kataria. “It has been an honor to help grow and expand this great Company. I will be supporting the team during this transition period and look forward to all that is ahead for Utz.” Chief Customer Officer Retirement / Appointment Utz also announced today that Mark Schreiber, Executive Vice President, Sales & Chief Customer Officer, will retire effective May 31, 2025, and will remain in a transition role through the end of June. He will be succeeded by Jeremy Stuart, currently Senior Vice President, Large Format.

Mr. Schreiber joined Utz in 2017 and held multiple leadership roles across both Sales and Marketing. During his tenure, Utz’s annual sales grew significantly, supported by successful acquisitions, distribution expansions, and brand integrations. “Mark has been a true champion of the Utz brand and a driving force behind our commercial success. We are incredibly grateful for his leadership and wish him the very best in his well-earned retirement,” said Mr. Friedman. “Jeremy’s deep understanding of the customer landscape and operational focus make him the ideal leader to build on Mark’s legacy and take our customer partnerships to the next level,” added Mr. Friedman. Reaffirming Fiscal Year 2025 Outlook and Announcing Preliminary First Quarter 2025 Results Utz also is reaffirming the 2025 fiscal year outlook it provided in connection with its fourth quarter and full year 2024 results on February 20, 2025, and is also announcing its preliminary first quarter 2025 results. The preliminary first quarter 2025 results are based upon the Company’s estimates, are subject to completion of the Company’s financial closing procedures and review by the Company’s independent registered public accounting firm and do not present all the information for a complete understanding of the Company’s financial condition as of the end of the first quarter of 2025 and its results of operations for the first fiscal quarter of 2025. For the first quarter of 2025 ended March 31, 2025, the Company expects: • Net Sales to increase between 1.5% and 1.7% versus the prior year period • Organic Net Sales to increase between 2.8% and 3.0% versus the prior year period • Net Income of between $4 million and $6 million • Adjusted EBITDA of between $44 million and $46 million • Diluted Earnings Per Share of between $0.08 and $0.10 • Adjusted Earnings Per Share of between $0.14 and $0.16 For the fiscal year 2025 ending December 28, 2025, the Company continues to expect: • Organic Net Sales growth of low-single digits led by Branded Salty Snacks growth, particularly the Power Four Brands, and less decline in Non-Branded & Non-Salty Snacks. • Adjusted EBITDA growth of 6% to 10% and Adjusted EBITDA Margin expansion of approximately 100bps, led by Adjusted Gross Profit Margin expansion fueled by strong productivity cost savings and improved product mix. • Adjusted Earnings Per Share growth of 10% to 15% led by increased operating earnings and lower interest expense. The Company also continues to expect: • An effective tax rate (normalized GAAP basis tax expense, which excludes one-time items) in the range of 17% to 19%; • Interest expense of approximately $43 million; • Capital expenditures in the range of $90 to $100 million with the majority focused on building increased manufacturing network capacity and delivering accelerated productivity savings; and • Net Leverage Ratio approaching 3x at fiscal year-end fiscal 2025.

Quantitative reconciliations are not available for the forward-looking non-GAAP financial measures used herein without unreasonable efforts due to the high variability, complexity, and low visibility with respect to certain items which are excluded from Organic Net Sales, Adjusted EBITDA, Adjusted Gross Profit Margin, Net Leverage Ratio, normalized GAAP basis tax expense, excluding one-time items, and Adjusted Earnings Per Share, respectively. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future financial results. As previously announced, Utz will report its full first quarter 2025 financial results on May 1, 2025. About William Kelley Prior to Tropicana Brands Group, Inc., Mr. Kelley held several senior leadership positions at TreeHouse Foods, Inc., including executive vice president and CFO, and earlier in his career he held finance leadership roles at The Kraft Heinz Company, The Hillshire Brands Company, USG Corporation, and PepsiAmericas. He currently serves on the board of THOR Industries, Inc. and chairs its audit committee. Mr. Kelley earned a bachelor’s degree in accounting from Clark-Atlanta University and an MBA from the University of Chicago with a focus on strategy and accounting. About Jeremy Stuart Mr. Stuart joined Utz in September 2023, adding Digital Commerce and Value, Food Service, and Vending to his Large Format responsibilities over the past year. Prior to joining Utz, Mr. Stuart held senior sales roles at The Coca-Cola Company, including franchise leadership general manager leading strategic planning and commercial advice with two of largest Coca-Cola Bottlers in North America. Previously while at The Coca-Cola Company, he served as a global vice president for Costco and vice president for Publix. He holds a bachelor’s degree in economics from the University of California, Santa Barbara About Utz Brands, Inc. Utz Brands, Inc. (NYSE: UTZ) manufactures a diverse portfolio of savory snacks through popular brands, including Utz®, On The Border® Chips & Dips, Zapp’s®, and Boulder Canyon®, among others. After over a century with strong family heritage, Utz continues to have a passion for exciting and delighting consumers with delicious snack foods made from top-quality ingredients. Utz’s products are distributed nationally through grocery, mass merchandisers, club, convenience, drug, and other channels. Based in Hanover, Pennsylvania, Utz has multiple manufacturing facilities located across the U.S. to serve its growing customer base. For more information, please visit www.utzsnacks.com or call 1‐800‐FOR‐SNAX. Investors and others should note that Utz announces material financial information to its investors using its investor relations website (investors.utzsnacks.com), SEC filings, press releases, public conference calls and webcasts. Utz uses these channels, as well as social media, to communicate with our stockholders and the public about the Company, the Company’s products, and other issues. It is possible that the information that Utz posts on social media could be deemed to be material information. Therefore, Utz encourages investors, the media, and others interested in the Company to review the information posted on the social media channels listed on Utz’s investor relations website.

Investor Contact Kevin Powers Utz Brands, Inc. kpowers@utzsnacks.com Media Contact Kevin Brick Utz Brands, Inc. kbrick@utzsnacks.com Forward-Looking Statements This press release includes certain statements that are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements generally are accompanied by or include, without limitation, forward-looking or conditional statements such as “will”, “expect”, “intends”, “goal”, “flexibility,” “positioned” or other similar words, phrases or expressions. These forward-looking statements include future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, including with respect to promotional activities and efforts to build sustainable long-term demand for the Company’s products; plans related to the Company’s executive leadership transition; the Company’s product mix; the estimated or anticipated future results and benefits of the Company’s plans and operations; future capital structure; future opportunities for the Company; the Company’s projected balance sheet and liabilities, including net leverage; and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. Factors that may cause such differences include, but are not limited to: risks associated with our executive leadership transition; our operation in an industry with high levels of competition and consolidation; our reliance on key customers and ability to obtain favorable contractual terms and protections with customers; changes in demand for our products driven by changes in consumer preferences and tastes or our ability to innovate or market our products effectively; changes in consumers’ loyalty to our brands due to factors beyond our control; impacts on our reputation caused by concerns relating to the quality and safety of our products, ingredients, packaging, or processing techniques; the potential that our products might need to be recalled if they become adulterated or are mislabeled; the loss of retail shelf space and disruption to sales of food products due to changes in retail distribution arrangements; our reliance on third parties to effectively operate both our direct-to-warehouse delivery system and our direct-store-delivery network system; the evolution of e-commerce retailers and sales channels; disruption to our manufacturing operations, supply chain, or distribution channels; the effects of inflation, including rising labor costs; shortages of raw materials, energy, water, and other supplies; changes in the legal and regulatory environments in which we operate; potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries, or investigations into our business; potential adverse effects or unintended consequences related to the implementation of our growth strategy; our ability to successfully identify and execute acquisitions or dispositions and to manage integration or carve out issues following such transactions; the geographic concentration of our markets; our ability to attract and retain highly skilled personnel; impairment in the carrying value of goodwill or other intangible assets; our ability to protect our intellectual property rights; disruptions, failures, or security breaches of our information technology infrastructure; climate change or legal, regulatory or market measures to address climate change; our exposure to liabilities, claims or new laws or regulations with respect to environmental matters; the increasing focus and opposing views, legislation and expectations with respect to ESG initiatives; restrictions on our operations imposed by covenants in our debt instruments; our exposure to changes in interest rates; adverse impacts from disruptions in the worldwide financial markets, including on our ability to obtain new credit; our exposure to any new or increased income or product taxes; pandemics, epidemics or other disease outbreaks; our exposure to changes to trade policies and tariff and import/export regulations by the United States and other jurisdictions; potential volatility in our Class A Common Stock caused by resales thereof; our dependence on distributions made by our subsidiaries; our payment obligations pursuant to a tax receivable agreement, which in certain cases may exceed the tax benefits we realize or be accelerated; provisions of Delaware law and our governing documents and other agreements that could limit the ability of stockholders to take certain actions or delay or discourage takeover attempts that stockholders may consider favorable; our exclusive forum provisions in our governing documents; the influence of certain significant stockholders and members of Utz Brands Holdings, LLC, whose interests may differ from those of our other stockholders; and the effects of our private placement warrants on the market price of our Class A Common Stock and our net income; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward- Looking Statements” in the Company’s Annual Report on Form 10-K filed with the Commission, for the fiscal year ended December 29, 2024, and other reports filed by the Company with the SEC. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise required by law. Non-GAAP Financial Measures: Utz uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate the business. We use non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate our performance. These non-GAAP financial measures do not represent financial performance in accordance with generally accepted accounted principles in the United States (GAAP) and may exclude items that are significant to understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income, cash flows from operations, diluted earnings per share or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly titled measures used by other companies. Management believes that non-GAAP financial measures should be considered as supplements to the GAAP measures reported, should not be considered replacements for, or superior to, the GAAP measures, and may not be comparable to similarly named measures used by other companies. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. We believe that these non-GAAP financial measures provide useful information to investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date when considered with both the GAAP results and the reconciliations to the most comparable GAAP measures, and that the presentation of non-GAAP financial measures is useful to investors in the evaluation of our operating performance compared to other companies in the Salty Snack industry, as similar measures are commonly used by the companies in this industry. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of management judgment about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures. As new events or circumstances arise, these definitions could change. When the definitions change, we will provide the updated definitions and present the related non-GAAP historical results on a comparable basis. Utz uses the following non-GAAP financial measures in its financial communications, and in the future could use others: • Organic Net Sales • Adjusted Gross Profit • Adjusted Gross Profit as % of Net Sales (Adjusted Gross Profit Margin) • Adjusted Selling, Distribution, and Administrative Expense • Adjusted Selling, Distribution, and Administrative Expense as % of Net Sales • Adjusted Net Income • Adjusted Earnings Per Share • Adjusted Earnings Before Tax • EBITDA • Adjusted EBITDA • Adjusted EBITDA as % of Net Sales (Adjusted EBITDA Margin) • Normalized Adjusted EBITDA • Effective Normalized Tax Rate • Net Leverage Ratio Organic Net Sales is defined as net sales excluding the impacts of acquisitions, divestitures and independent operator (“IO”) route conversions.

Adjusted Gross Profit represents Gross Profit excluding Depreciation and Amortization expense, a non-cash item. In addition, Adjusted Gross Profit excludes the impact of costs that fall within the categories of non-cash adjustments and/or other cash adjustment items such as those related to stock- based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, and financing-related costs. Adjusted Gross Profit is one of the key performance indicators that our management uses to evaluate operating performance. We also report Adjusted Gross Profit as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Gross Profit Margin on Net Sales. Adjusted Selling, Distribution, and Administrative Expense is defined as all Selling, Distribution, and Administrative expense excluding Depreciation and Amortization expense, a non- cash item. In addition, Adjusted Selling, Distribution, and Administrative Expense excludes the impact of costs that fall within the categories of non-cash adjustments and/or other cash adjustment items such as those related to stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, and financing-related costs. We also report Adjusted Selling, Distribution, and Administrative Expense as a percentage of Net Sales as an additional measure for investors to evaluate our Adjusted Selling, Distribution, and Administrative Margin on Net Sales. Adjusted Net Income is defined as Net Income excluding the additional Depreciation and Amortization expense, a non-cash item, related to fair value adjustments on property, plant, and equipment, and definite-lived intangibles relate to business combinations recorded in prior periods. In addition, Adjusted Net Income is also adjusted to exclude deferred financing fees, interest income, and expense relating to IO loans and certain non-cash adjustments and/or other cash adjustment items such as those related to stock-based compensation, hedging, and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives, remeasurement of warrant liabilities and financing-related costs. Lastly, Adjusted Net Income normalizes the income tax provision to account for the above-mentioned adjustments. Adjusted Earnings Before Tax is defined as Adjusted Net Income before normalized GAAP basis tax expense. Adjusted Earnings Per Share is defined as Adjusted Net Income (as defined above) divided by the weighted average shares outstanding for each period on a fully diluted basis, assuming the Private Placement Warrants are net settled and the Shares of Class V Common Stock held by Continuing Members are converted to Class A Common Stock. EBITDA is defined as Net Income Before Interest, Income Taxes, and Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash adjustments and/or other cash adjustment items, such as stock-based compensation, hedging and purchase commitments adjustments, asset impairments, acquisition and integration costs, business transformation initiatives; and financing-related costs. Adjusted EBITDA is one of the key performance indicators we use in evaluating our operating performance and in making financial, operating, and planning decisions. We believe Adjusted EBITDA is useful to the users of this release because the financial information contained in the release can be used in the evaluation of Utz’s operating performance compared to other companies in the Salty Snack industry, as similar measures are commonly used by companies in this industry. We also provide in this release, Adjusted EBITDA as a percentage of Net Sales, as an additional measure for readers to evaluate our Adjusted EBITDA Margin on Net Sales. Normalized Adjusted EBITDA is defined as Adjusted EBITDA after giving effect to pre-acquisition Adjusted EBITDA for certain acquisitions and dispositions from time to time. Effective Normalized Tax Rate is defined as normalized GAAP basis tax expense, which excludes one-time items, divided by Adjusted Earnings before Tax. Net Leverage Ratio is defined as Normalized Adjusted EBITDA divided by Net Debt. Net Debt is defined as Gross Debt less Cash and Cash Equivalents.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures Net Sales and Organic Net Sales 13-Weeks Ended (dollars in millions) March 30, 2025 March 31, 2024 Change Net Sales as Reported $ 352.1 $ 346.5 1.6 % Impact of Dispositions — (4.3) Impact of IO Conversions — — Organic Net Sales (1) $ 352.1 $ 342.2 2.9% (1) Organic Net Sales excludes the Impact of Dispositions and the Impact of IO Conversions that took place after Q1 2024. Depreciation & Amortization 13-Weeks Ended (dollars in millions) March 30, 2025 March 31, 2024 Core D&A - Non-Acquisition-related included in Gross Profit $ 5.5 $ 4.6 Step-Up D&A - Transaction-related included in Gross Profit 2.1 2.6 Depreciation & Amortization - included in Gross Profit 7.6 7.2 Core D&A - Non-Acquisition-related included in SD&A Expense $ 2.4 2.2 Step-Up D&A - Transaction-related included in SD&A Expense 8.7 8.9 Depreciation & Amortization - included in SD&A Expense 11.1 11.1 Depreciation & Amortization - Total $ 18.7 $ 18.3 Core Depreciation and Amortization $ 7.9 $ 6.8 Step-Up Depreciation and Amortization $ 10.8 11.5 Total Depreciation and Amortization $ 18.7 $ 18.3

Adjusted Net Income and Adjusted Earnings Per Share 13-Weeks Ended (dollars in millions, except per share data) March 30, 2025 March 31, 2024 % Change Net Income (Loss) $ 5.7 $ 2.4 137.5 % Income Tax Expense (Benefit) (0.6) 26.5 Income (loss) Before Taxes 5.1 28.9 Deferred Financing Fees 0.3 1.8 Acquisition Step-Up Depreciation and Amortization 10.8 11.5 Certain Non-Cash Adjustments 5.7 4.0 Acquisition, Divestiture and Integration 7.4 (38.4) Business and Transformation Initiatives 7.4 5.8 Financing-Related Costs 0.8 — Loss on Remeasurement of Warrant Liability (11.0) 11.8 Other Non-Cash and/or Cash Adjustments (1) 21.4 (3.5) Adjusted Earnings before Taxes 26.5 25.4 Taxes on Earnings as Reported 0.6 (26.5) Income Tax Adjustments(2) (5.4) 21.9 Adjusted Taxes on Earnings (4.8) (4.6) Adjusted Net Income $ 21.7 $ 20.8 4.3 % Average Weighted Basic Shares Outstanding on an As-Converted Basis 141.4 140.7 Fully Diluted Shares on an As-Converted Basis 143.2 144.0 Adjusted Earnings Per Share $ 0.15 $ 0.14 7.1% (1) Non-cash and other cash adjustments includes non-cash costs related to incentive programs, asset impairments and write-offs, purchase commitments, other non-cash items, acquisition, divestiture, and integration, business transformation initiatives, and financing-related costs. (2) Income Tax Adjustment calculated as (Loss) Income before taxes plus (i) Acquisition, Step-Up Depreciation and Amortization and (ii) Other Non-Cash and/or Non-Recurring Adjustments, multiplied by a normalized GAAP effective tax rate, minus the actual tax provision recorded in the Consolidated Statement of Operations and Comprehensive Loss. The normalized GAAP effective tax rate excludes one-time items such as the impact of tax rate changes on deferred taxes and changes in valuation allowances.

EBITDA and Adjusted EBITDA

(dollars in millions)	13-Weeks Ended March 30, 2025	13-Weeks Ended March 31, 2024	% Change
Net Income (Loss)	$ 5.7	$ 2.4	137.5 %
Plus non-GAAP adjustments:			
Income Tax Expense (Benefit)	(0.6)	26.5	
Depreciation and Amortization	18.7	18.3	
Interest Expense, Net	11.5	13.8	
Interest Income from IO loans[1]	(0.5)	(0.8)	
EBITDA	**34.8**	**60.2**	**(42.2) %**
Certain Non-Cash Adjustments[2]	5.7	4.0	
Acquisition, Divestiture and Integration[3]	7.4	(38.4)	
Business Transformation Initiatives[4]	7.4	5.8	
Financing-Related Costs[5]	0.8	—	
Gain on Remeasurement of Warrant Liability[6]	(11.0)	11.8	
Adjusted EBITDA	**$ 45.1**	**$ 43.4**	**3.9 %**
Net income (loss) as a % of Net Sales	1.6 %	0.7 %	90 bps
Adjusted EBITDA as a % of Net Sales	12.8 %	12.5 %	30 bps

(1) Interest Income from IO loans refers to Interest Income that we earn from IO notes receivable that have resulted from our initiatives to transition from RSP distribution to IO distribution ("Business Transformation Initiatives"). There is a notes payable recorded that mirrors most of the IO notes receivable, and the interest expense associated with the notes payable is part of the Interest Expense, Net adjustment.

(2) Certain Non-Cash Adjustments are comprised primarily of the following:

Incentive programs – The Company incurred 3.5 million and $3.9 million of share-based compensation expense, which was awarded to associates and directors, and compensation expense associated with the Omnibus Equity Incentive Plan (the "OEIP") for the thirteen weeks ended March 30, 2025 and March 31, 2024, respectively.

Purchase commitments and other adjustments – We have purchase commitments for specific quantities at fixed prices for certain of our products' key ingredients. To facilitate comparisons of our underlying operating results, this adjustment was made to remove the volatility of purchase commitments related unrealized gains and losses. The adjustment related to purchase commitments and other adjustments, including cloud computing amortization, was expense of $2.2 million and $0.1 million for the thirteen weeks ended March 30, 2025 and March 31, 2024, respectively.

(3) Adjustment for Acquisition, Divestiture and Integration Costs and (Gains) – This is comprised of consulting, transaction services, and legal fees incurred for acquisitions and certain potential acquisitions, in addition to expenses associated with integrating recent acquisitions. Such expenses were $7.4 million and $5.6 million for the thirteen weeks ended March 30, 2025 and March 31, 2024, respectively. Also included for the thirteen weeks ended March 31, 2024 was a gain of $44.0 million related to the Good Health and R.W. Garcia Sale.

(4) Business Transformation Initiatives Adjustment – This adjustment is related to consultancy, professional and legal fees incurred for specific initiatives and structural changes to the business that do not reflect the cost of normal business operations. In addition, gains and losses realized from the sale of distribution rights to IOs and the subsequent disposal of trucks, severance costs associated with the elimination of RSP positions, and enterprise resource planning system transition costs, fall into this category. The Company incurred such costs of $7.4 million and $5.8 million for the thirteen weeks ended March 30, 2025 and March 31, 2024, respectively.

(5) Financing-Related Costs – These costs include adjustments for various items related to raising debt and equity capital or debt extinguishment costs.

(6) Gains and Losses related to the changes in the remeasurement of warrant liabilities are not expected to be settled in cash, and when exercised would result in a cash inflow to the Company with the Warrants converting to Class A Common Stock with the liability being extinguished and the fair value of the Warrants at the time of exercise being recorded as an increase to equity.